Exhibit 10.10

SXC HEALTH SOLUTIONS CORP.

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

SXC Health Solutions Corp., a corporation existing under the laws of the Yukon Territory of Canada (the “Company”), hereby grants NAME (the “Employee”) as of GRANT DATE (the “Grant Date”), pursuant to Section 9 of the Catalyst Health Solutions, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”), a performance-based restricted stock unit award (the “Award”), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Employee shall accept this Agreement by executing it in the space provided below and returning it to the Company.

2. Restriction Period and Vesting; Performance Target. (a) Subject to Sections 2(b), (d) and (e), and provided that (i) the Employee remains continuously employed by the Company or any Affiliate of the Company until Performance End Date (the “Performance Period End Date”) and (ii) the Compensation Committee of the Board of Directors of the Company (the “Committee”) has certified that the Company has achieved the minimum Performance Measure level for the three fiscal years ending Performance Period Date (the “Performance Period,” and the date on which such certification is made is referred to as the “Vesting Date”), then that number of restricted stock units shall vest on the Vesting Date as set forth in Schedule I. For purposes of this Agreement, the three-year period ending Performance Period Date (or earlier pursuant to Section 2(b) or (d) hereof) in which the restricted stock units subject to the Award may be subject to forfeiture is referred to as the “Restriction Period.”

(b) Subject to Section 2(e), if the Employee’s employment by the Company terminates prior to the Performance Period End Date by reason of termination without cause or termination by the Company due to permanent disability or death, the Award shall vest based on the actual Performance Measure achievement level of the Company to the effective date of the Employee’s termination of employment or the date of death, as the case may be, as described in Schedule I. For purposes of this Agreement, (i) “permanent disability” shall mean the inability of the Employee to substantially perform his or her duties for a continuous period of at least six months as determined by the Committee, and (ii) “cause” shall have the meaning ascribed thereto in any written employment agreement between the Company or any Affiliate of the Company and the Employee and, in the absence of any such agreement, shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the Employee’s disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Affiliate of the Company, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, no longer conforms to the standard of the Company’s executives or employees, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

(c) Subject to Section 2(e), if the Employee’s employment by the Company terminates for any reason other than termination without cause, permanent disability or death, the portion of the Award, if any, which is not vested as of the effective date of the Employee’s termination of employment shall be forfeited and cancelled by the Company.

(d) (1) In the event of a Change in Control (as defined in Appendix A), that number of restricted stock units equal to the number of restricted stock units that would vest upon achievement by the Company of the target Performance Measure level for the Performance Period (the “Target RSU Number”), as described further in Schedule I, shall immediately vest in full.

(2) In the event of a Change in Control pursuant to paragraph (3) or (4) of Appendix A, the Board of Directors of the Company (the “Board”) (as constituted prior to such Change in Control) may, in its discretion (subject to existing contractual arrangements):

(i)	require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the Shares (as defined in Section 3) issuable pursuant to the Award, as determined by the Board; and/or

(ii)	require the Award, in whole or in part, to be surrendered to the Company by the Employee and to be immediately cancelled by the Company, and provide for the Employee to receive a cash payment in an amount not less than the amount determined by multiplying the Target RSU Number (but after giving effect to any adjustment pursuant to Section 5(d) of the Plan in respect of any transaction that gives rise to such Change in Control) by the highest per share price offered to holders of shares of the Company’s common stock, no par value per share (the “Common Stock”), in any transaction whereby the Change in Control takes place.

(3) The Company may, but is not required to, cooperate with the Employee if the Employee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assure that any cash payment or substitution in accordance with the foregoing to the Employee is made in compliance with Section 16 and the rules and regulations thereunder.

(e) The vesting terms in any written employment agreement between the Company or any Affiliate of the Company and the Employee shall prevail over the terms of this Agreement.

3. Conversion of Restricted Stock Units and Issuance of Shares. Upon the vesting of all or any portion of the Award in accordance with Section 2 hereof, one share of the Common Stock shall be issuable for each restricted stock unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement, and not later than

30 days thereafter, the Company will transfer such Shares to the Employee upon satisfaction of any required tax withholding obligations. No fractional shares shall be issued under this Agreement.

4. No Rights as a Shareholder; Dividend Equivalents. Prior to the issuance and transfer of Shares upon vesting, the Employee will be credited with amounts equal to any cash dividends that would be payable to the Employee if the Employee had been transferred such Shares, which amounts shall accrue during the Restriction Period and be paid in cash upon lapse of the Restriction Period. This Section 4 will not apply with respect to record dates for dividends occurring prior to the Grant Date or after the Restriction Period has lapsed. During the Restriction Period, the Employee (and any person succeeding to the Employee’s rights pursuant to the Plan) will not be a shareholder of record of the Shares underlying the Award and will have no voting or other shareholder rights with respect to such Shares.

5. Termination of Award. In the event that the Employee shall forfeit all or a portion of the restricted stock units subject to the Award, the Employee shall promptly return this Agreement to the Company for cancellation. Such cancellation shall be effective regardless of whether the Employee returns this Agreement.

6. Additional Terms and Conditions of Award.

6.1 Nontransferability of Award. During the Restriction Period, the restricted stock units subject to the Award and not then vested may not be transferred by the Employee other than by will, the laws of descent and distribution or pursuant to Section 18(g) of the Plan on a beneficiary designation form approved by the Company. Except as permitted by the foregoing, during the Restriction Period, the restricted stock units subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any such attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of such shares shall be null and void.

6.2. Withholding Taxes. As a condition precedent to the delivery to the Employee of any of the Shares subject to the Award, the Employee shall pay to the Company (or shall cause a broker-dealer on behalf of the Employee to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. The Employee acknowledges and agrees to satisfy his or her obligation with respect to the Required Tax Payments by selling such number of Shares subject to the Award as is necessary to make a cash payment to the Company in an amount equal to the Required Tax Payments (or as close thereto as practicable), such sale to be effected on the Employee’s behalf through a broker (and other procedures) designated by the Company as soon as practicable following any vesting date (with such broker selecting the trade date and the selling price). This Section 6.2 is intended to constitute a written plan pursuant to Rule 10b5-1(c) under the Securities Exchange Act of 1934. To the extent applicable, the Employee shall take actions necessary to ensure that any such sales shall comply with Rule 144 under the Securities Act of 1933.

6.3. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting of the restricted stock units or the delivery of the Shares hereunder, the Shares subject to the Award may not be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

6.4. Delivery of Certificates. Subject to Section 6.2, as soon as practicable after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Employee’s name (or such other name as is acceptable to the Company and designated in writing by the Employee) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 6.2.

6.5. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Employee give or be deemed to give the Employee any right to continued employment by the Company or any Affiliate of the Company.

6.6. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.7. Company to Reserve Shares. The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of unvested restricted stock units subject to the Award from time to time.

6.8. Agreement Subject to the Plan; Section 409A of the Code. This Agreement is subject to the provisions of the Plan (including the adjustment provision set forth in Section 5(d) thereof) and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan. This Award is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as a “short-term deferral,” within the meaning of regulations issued under Section 409A of the Code, and this Agreement shall be interpreted and construed in accordance with such intent and in a manner that avoids the imposition of taxes and other penalties under Section 409A of the Code. The Company reserves the right to amend this Agreement to the extent it determines in its sole discretion such amendment is necessary or appropriate to comply with applicable law, including but not limited to Section 409A of the Code. Notwithstanding the foregoing, under no circumstances shall the Company be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee due to any failure to comply with Section 409A of the Code.

7. Miscellaneous Provisions.

7.1. Meaning of Certain Terms. As used herein, the term “vest” shall mean no longer subject to forfeiture and all rights hereunder shall be deemed to be vested. As used herein, employment by the Company shall include employment by an Affiliate of the Company.

7.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Employee, acquire any rights hereunder in accordance with this Agreement or the Plan.

7.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing by (a) actual delivery to the party entitled thereto, (b) mailing to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested or (c) telecopy with confirmation of receipt. The notice, request or other communication shall be deemed to be received, in the case of actual delivery, on the date of its actual receipt by the party entitled thereto, in the case of mailing, on the tenth calendar day following the date of such mailing, and in the case of telecopy, on the date of confirmation of receipt; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.4. Governing Law. This Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

7.5 Reports Filed with the Securities and Exchange Commission. The Company files periodic and current reports and proxy statements with the Securities and Exchange Commission (“SEC”). These documents are available, free of charge, on the website of the SEC (www.sec.gov) and on the Company’s website (www.sxc.com, under Investor Relations/ Regulatory Filings), as soon as reasonably practicable after the document is filed with, or furnished to, the SEC. Any of these documents are available to the Employee in paper format, without charge, upon written or oral request to the Company’s Investor Relations Department located at 2441 Warrenville Road, Suite 610, Lisle, Illinois 60532, U.S.A., phone number (800) 282-3232.

7.6. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

SXC HEALTH SOLUTIONS CORP.

By:
Name:
Title:

Accepted this day of
, 20

Employee

Appendix A
to SXC Health Solutions Corp.
Restricted Stock Unit Award
Agreement for Employees

For purposes of this Agreement “Change in Control” shall mean:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Appendix A shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Company Common Stock or more than 50% of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(4) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

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Schedule I
to SXC Health Solutions Corp.
Restricted Stock Unit Award
Agreement for Employees

For purposes of this Agreement:

The “Performance Measure” is cumulative earnings per share. “Cumulative earnings per share” means the sum of earnings per share of the Company, calculated in accordance with U.S. generally accepted accounting principles, for each of the fiscal years ending Fiscal Year Date, SECOND Fiscal Year Date and Third Fiscal Year Date

Following the Performance Period End Date, the Committee will determine, in its sole discretion, the level of Performance Measure achievement by the Company for the Performance Period. Restricted stock units will be subject to complete forfeiture and cancellation by the Company if the Company’s performance for the Performance Period does not meet or exceed the minimum cumulative earnings per share of EPS$. Performance at or above that level will result in the following number of restricted stock units becoming vested:

	Projected Earnings Per Share			Cumulative Earnings Per Share	Payout (Number of Vested RSUs)
	YEAR	YEAR	YEAR
Minimum
Target
Maximum

The number of restricted stock units that shall vest as a result of performance at a level between the “Minimum” and “Target” data points or between the “Target” and “Maximum” data points will be determined linearly.

Subject to Section 2(e) of this Agreement, if the Employee’s employment by the Company terminates prior to the Performance Period End Date by reason of termination without cause, permanent disability or death, the Award shall vest based on the actual Performance Measure achievement level of the Company to the effective date of Employee’s termination of employment or the date of death, as the case may be, as described further below:

•

If the effective date of Employee’s termination of employment or the date of death, as the case may be, occurs prior to DATE, then no restricted stock units shall vest, and the Award shall be forfeited and cancelled by the Company.

•

If the effective date of Employee’s termination of employment or the date of death, as the case may be, occurs on or after DATE and prior to DATE, and the actual Performance Measure achievement level of the Company for the fiscal year ending DATE equals or exceeds the YEAR earnings per share minimum of EPS$, then a pro rata portion of the restricted stock units subject to the Award shall immediately vest. The pro rata portion will be calculated by determining the number of restricted stock units that would have vested if the Performance Period was comprised of YEAR only, and multiplying that number by one-third (1/3). The remainder of the Award shall be forfeited and cancelled by the Company.

•

If the effective date of Employee’s termination of employment or the date of death, as the case may be, occurs on or after DATE and prior to DATE, and the actual Performance Measure achievement level of the Company for the fiscal years ending DATE and DATE equals or exceeds the cumulative earnings per share minimum for YEAR and YEAR of EPS MINIMUM, then a pro rata portion of the restricted stock units subject to the Award shall immediately vest. The pro rata portion will be calculated by determining the number of restricted stock units that would have vested if the Performance Period was comprised of YEAR and YEAR only, and multiplying that number by two-thirds (2/3). The remainder of the Award shall be forfeited and cancelled by the Company.

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CATALYST HEALTH SOLUTIONS, INC. 2006 STOCK INCENTIVE PLAN

BENEFICIARY DESIGNATION FORM

You may designate a primary beneficiary and a secondary beneficiary. You can name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your secondary beneficiary(ies) will receive nothing if any of your primary beneficiaries survive you. All primary beneficiaries will share equally unless you indicate otherwise. The same rule applies for secondary beneficiaries.

Designate Your Beneficiary(ies):

Primary Beneficiary(ies):

Secondary Beneficiary(ies):

I certify that my designation of beneficiary set forth above is my free act and deed.

Name of Employee	Employee’s Signature
(Please Print)

Date

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